Dennis G. Newkirk
                                                                  (281) 423-3332



                                                                    EXHIBIT 99.1





FOR IMMEDIATE RELEASE



                     NL INDUSTRIES, INC. INCREASES DIVIDEND



HOUSTON, TEXAS -- February 10, 1999 -- NL Industries, Inc. (NYSE:NL) announced that its Board of Directors has approved an increase in the Company's regular quarterly dividend from three cents to three and a half cents per share and has declared a regular quarterly dividend on its common stock, payable March 31, 1999 to shareholders of record March 17, 1999.

 NL Industries, Inc. is a major international producer of titanium dioxide pigments.


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